EXHIBIT 10.1

Amendment to CONTRACT NUMBER: 140128/RAM/OROE Amendment Number 0001

Amendment to Sales and Purchase Agreement, Oro East Mining Inc, and Royal Asset Management

Amendment made this April 30, 2014, by and between:

Oro East Mining, Inc (OTC: OROE), 7817 Oakport Street, Suite 205, Oakland, California 94621, hereinafter referred to as OROE And

Royal Asset Management, Nassima Tower, Office 1303, Sheikh Zayed Road, Dubai, United Arab Emirates, hereinafter referred to as RAM.

WHEREAS, OROE is a mining company and is producing gold concentrates in California, WHEREAS, RAM is a trading and real estate company based in Dubai, UAE with end users in China.

WHEREAS OROE desires to sell gold concentrates (hereinafter “Commodity”) to RAM, and RAM desires to buy the Commodity under the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed by the parties hereto as follows:

CLAUSE 1 - DEFINITION

In this contract, the following terms shall, unless otherwise specifically defined, have the following meanings:

(A) “Gold Concentrates” means Gold concentrates of USA Origin, specifically from the Calaveras Gold Refinery Project of OROE.

(B) “U.S. Currency” means the currency of the United States of America freely transferable from and payable to an external account.

(C) “Metric Ton” means 1000 Kilogram.

(D) “Wet basis” means concentrates fines in its natural wet state. “wmt” means wet metric ton and “dmt” means dry metric ton.

(E) “Ounce” means Troy Ounce, which equivalent to about 31.1034807 gram.

CLAUSE 2 - Amendment

Seller and Buyer have agreed that the amount of US $1,000,000.00 (One Million US Dollars) paid under CONTRACT NUMBER: 140128/RAM/OROE is considered a Debt (“Debt”).

Within 90 days after the execution of this Agreement, Seller undertakes to return the Debt plus an interest for delayed payment of 0.6875% per month from the date the Debt was received by the Seller till effective payment of the Debt.

The Seller undertakes to repay the Debt to the Buyer within the period set out in the above paragraph. Both parties have agreed that the Debt will be due and payable in total to the Buyer upon the expiry of 90 days. In any event, the Seller will not be entitled to deduct any amount of the Debt or postpone payment of the Debt without the prior written approval of the Debt.

This Debt shall be backed by the assets of the Seller.

CLAUSE 3 – RIGHT TO SELL AND TRANSFER

All right and interest to the gold concentrates and Commodities as referenced in CONTRACT NUMBER: 140128/RAM/OROE shall remain the same until the Debt has been repaid. The continuation of the contract shall remain in place and a new agreement shall be negotiated with terms acceptable to both parties upon the return of Debt by the Seller to the Buyer.

CLAUSE 4 – ALL OTHER TERMS AND CONDITIONS REMAINS THE SAME

All other terms and conditions in CONTRACT NUMBER: 140128/RAM/OROE shall remain the same. In the event of conflict between the terms herein and the terms of the original Contract as referenced, the terms herein of the Addendum shall trump.

CLAUSE 5 – NOTICE

All notice given under this amended contract shall be given or confirmed in writing or via email, and shall be addressed to the parties at the addresses set forth below or at such other addresses as each party may from time to time notify the other.

Notice shall be served by email or facsimile and shall be deemed to be received upon actual receipt of the email or when well received by recipient's facsimile. Confirmation of notice shall be sent by airmail and email. A notice with respect to any change of address shall effective only when actually received.

Note required by this Agreement should be address to:

Oro East Mining, Inc. (Seller)
Name:         Tian Q. Chen
Title:           CEO
Address:    7817 Oakport Street, Suite 205, Oakland, California 94621
Tel:             +510 544 1516
Email:         oro@oroeast.com

Royal Asset Management (Buyer)
Name:         Zabir Vadia
Title:           Managing Director
Address:    Nassima Tower, Office 1303, Sheikh Zayed Road, Dubai, United Arab Emirates
Tel:             +971 4 3862433
Email:         zabir@royal-asset.com

CLAUSE 6 – ASSIGNMENT

Neither party may without the prior written consent of the other assign this contract or any of its right or obligations hereunder to any third party. Any such purported assignment shall be avoided.

CLAUSE 7 - ENTIRE CONTRACT: MODIFICATION

Any modifications of this contract shall not be made except by written agreement between the parties.

CLAUSE 8 - GOVERNING LAW

This contract shall be governed by and construed in accordance with the laws of the State of California, United States. ~~In case of any litigation, the prevailing party shall recover all its attorney’s fees, legal and court costs.~~ [DELETED SECTION]

5/06/14 TQC | ZV 5/01/14

CLAUSE 9 - VALIDATION AND ALTERATION

This Contract shall become effective when the duly authorized representatives of Seller and Buyer sign and seal thereon. Any change, modification in or addition to the terms and conditions of this Contract shall become effective when sign and seal by Seller and Buyer in writing.

SIGNATURES ON NEXT PAGE

AGREED AND ACCEPTED THIS 1st DAY OF May, 2014.

Seller:

Oro East Mining, Inc.

Authorize Signature (Chop)

/s/ TIAN QING CHENG

Name: Tian Q. Chen

Date: May 6, 2014

Buyer:

Royal Asset Management

Authorize Signature (Chop)

/s/ Zabir Vadia

Name: Zabir Vadia / Managing Director

Date: May 1, 2014